Exhibit 99.1

Concurrent Stockholders Approve Reverse Stock Split

ATLANTA, GA – July 9, 2008 - Concurrent (Nasdaq: CCUR), a worldwide leader in real-time Linux-based computing technologies, announced today that on July 8, 2008, its stockholders approved a reverse split of its common stock at a ratio of 10-for-1, such that each ten shares of issued and outstanding common stock and equivalents will be converted automatically into one share of common stock. The reverse stock split became effective today after Concurrent filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

“We are pleased with the strong support of our stockholders in approving the reverse split and the confidence it represents in Concurrent’s business going forward,” stated Dan Mondor, Concurrent’s president and CEO.

Stockholders will receive instructions from their broker or Concurrent’s transfer agent, American Stock Transfer & Trust Company, containing the appropriate procedures for turning in their old shares for new, post-split shares.  Fractional stockholdings will be paid out in cash based on Concurrent’s closing stock price on July 8, 2008.  Further information on the logistics regarding the reverse split can be obtained by contacting Concurrent.

About Concurrent
Concurrent (Nasdaq: CCUR) is a leading provider of real-time Linux-based computing technologies for commercial and government markets.  Industries served include cable and telecommunications providers, defense and aerospace contractors, automotive manufacturers and financial institutions.  For over 40 years, Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television.  Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD).  Concurrent’s Everstream line of advanced reporting and monitoring tools measures the effectiveness of interactive television for 26 million digital cable subscribers in over 250 markets worldwide.  Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 26 countries.  Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable.  For more information, please visit www.ccur.com

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For more information, contact:

Concurrent Media Relations
Rebecca Biggs
GCI Group
404.242.8763
rbiggs@gcigroup.com

Concurrent Investor Relations
Kirk Somers
678.258.4000
investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and development, our future performance, our compliance with Nasdaq Marketplace Rules as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.  Such risks and uncertainties include our ability to meet stockholder expectations and future performance.

Important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on 31 August 2007, and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

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Concurrent Computer Corporation, its logo and Everstream and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.